Exhibit 16

Meyler&Company LLC	One Arin Park	Phone: 732-671-2244

Certified Public Accountants	1715 Highway 35
& Management Consultants	Middletown, NJ 07748

May 17, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Paradigm Resource Management Corporation’s statements included under Item 4.01 of the Form 8-K report it will file and we agree with such statements concerning our firm.

/s/Meyler & Company, LLC